Exhibit 3.3


1.12. Procedures for Action by Written Consent


(a) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the board of directors or as otherwise established under this section. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the secretary of the Corporation and delivered to the Corporation and signed by a stockholder of record, request that a record date be fixed for such purpose. The written notice must contain the information set forth in paragraph (b) of this section. Following receipt of the notice, the board shall have ten days to determine the validity of the request, and if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten days after the date upon which the resolution fixing the record date is adopted by the board and shall not precede the date such resolution is adopted. If the board fails within ten days after the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in paragraph (d) of this section; except that, if prior action by the board is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the board adopts the resolution taking such prior action.

(b) Any stockholder's notice required by paragraph (a) of this section must describe the action that the stockholder proposes to take by consent. For each such proposal, every notice by a stockholder must state (i) the information required by section 1.11 as though such stockholder was intending to make a nomination or to bring any other matter before a meeting of stockholders, (ii) the text of the proposal (including the text of any resolutions to be effected by consent and the language of any proposed amendment to the bylaws of the Corporation), (iii) the reasons for soliciting consents for the proposal, (iv) any material interest in the proposal held by the stockholder and the beneficial owner, if any, on whose behalf the action is to be taken, and (v) any other information relating to the stockholder, the beneficial owner, or the proposal that would be required to be disclosed in filings in connection with the solicitation of proxies or consents pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder).

In addition to the foregoing, the notice must state as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the notice is given
(i) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, as to the stockholder giving the notice, (ii) a description of all arrangements or understandings between such stockholder and any other person or persons regarding the proposed action by consent, and (iii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (A) deliver a proxy statement and/or consent solicitation statement to stockholders of at least the percentage of the Corporation's outstanding capital stock required to effect the action by consent either to solicit consents or to solicit proxies to execute consents, and/or (B) otherwise solicit proxies or consents from stockholders in support of the action to be taken by consent, and (C) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies or consents relating to the proposed action by consent pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder). The Corporation may require the stockholder of record and/or beneficial owner requesting a record date for proposed stockholder action by consent to furnish such other information as it may reasonably require to determine the validity of the request for a record date.


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(c) Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraph (d) as a "Consent") must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by this section, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.

(d) Consent must be delivered to the Corporation by delivery to its registered office in the State of Delaware or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested.

In the event of the delivery to the Corporation of Consents, the secretary of the Corporation, or such other officer of the Corporation as the board of directors may designate, shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by stockholder consent as the secretary of the Corporation, or such other officer of the Corporation as the board may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the stockholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent; provided, however, that if the corporate action to which the Consents relate is the removal or replacement of one or more members of the board, the secretary of the Corporation, or such other officer of the Corporation as the board may designate, as the case may be, shall promptly designate two persons, who shall not be members of the board, to serve as inspectors ("Inspectors") with respect to such Consent and such Inspectors shall discharge the functions of the secretary of the Corporation, or such other officer of the Corporation as the board may designate, as the case may be, under this section. If after such investigation the secretary of the Corporation, such other officer of the Corporation as the board may designate, or the Inspectors, as the case may be, shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consents shall be filed in such records.

In conducting the investigation required by this section, the secretary of the Corporation, such other officer of the Corporation as the board may designate, or the Inspectors, as the case may be, may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as such person or persons may deem necessary or appropriate and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

(e) No action by written consent without a meeting shall be effective until such date as the secretary of the Corporation, such other officer of the Corporation as the board may designate, or the Inspectors, as applicable, certify to the Corporation that the consents delivered to the Corporation in accordance with paragraph (d) of this section, represent at least the minimum number of votes that would be necessary to take the corporate action.

(f) Nothing contained in this section 1.12 shall in any way be construed to suggest or imply that the Board of Directors of the Corporation or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the secretary of the Corporation, such other officer of the Corporation as the board may designate, or the Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).